Exhibit 10.1

AMENDMENT NO. 2
TO CONVERTIBLE PROMISSORY NOTE

This Amendment No. 2 to Convertible Promissory Note (the “Amendment”) is entered into as of May 10, 2017 by and between ImageWare Systems, Inc., a Delaware corporation (the “Company”), and Charles Crocker, or his registered assigns (“Holder”). Unless otherwise specified herein, all capitalized terms set forth in this Amendment shall have the meanings ascribed to them in the Note.

RECITALS

WHEREAS, On March 9, 2016, the Company issued to Holder a Convertible Promissory Note (the “Note”) in the principal amount of $0.5 million. . The Note was amended pursuant to Amendment No. 1 to Convertible Promissory Note, dated January 23, 2017 (“Amendment No. 1”), (together, the “Note Amendments”); and

WHEREAS, Holder and the Company now desire to amend the Note to extend the Maturity Date, as defined in the Note

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

1.           The Maturity Date, as such term is defined in the Note, as amended, shall be December 31, 2018.

2.           The provisions of the Note, as amended in this Amendment, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions set forth in the Note and the Note Amendments, the terms and conditions set forth herein shall control. This Amendment shall be governed by the laws of the State of California without regard to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed by its officers, thereunto duly authorized as of the date first above written.

THE COMPANY:

ImageWare Systems, INC.,

By:	/s/ Wayne Wetherell
Name:	Wayne Wetherell
Title:	CFO

HOLDER:

By:	/s/ Charles Crocker
Name:	Charles Crocker